Saba Capital Income & Opportunities Fund POS EX

Exhibit (d)(1)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

SUPPLEMENT DATED [•], 2025 AND ACCOMPANYING PROSPECTUS (TOGETHER, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INVESTORCOM, LLC, THE INFORMATION AGENT.

SABA CAPITAL INCOME & OPPORTUNITIES FUND

Formed under the laws of the State of Massachusetts

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Common Shares of Beneficial Interest, without par value (“Common Shares”) of Saba Capital Income & Opportunities Fund

Estimated Subscription Price: $7.21 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON OCTOBER 28, 2025, UNLESS EXTENDED BY THE FUND

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Three whole Rights entitle the holder thereof to subscribe for and purchase one Common Share, of Saba Capital Income & Opportunities Fund, a Massachusetts business trust, at an estimated price of $7.21 per share (the “Primary Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Saba Capital Income & Opportunities Fund Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Common Shares available for purchase in the Rights Offering are not purchased by other holders of Rights	pursuant to the exercise of their Primary Subscription Privilege (the “Excess Shares”), any Rights holder who was a holder or record of Common Shares as of 5:00 P.M. Eastern Time on October 6, 2025 (a “Record Date Shareholder”) that exercises its Primary Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the estimated subscription price for each Common Share in accordance with the “Instructions as to Use of Saba Capital Income & Opportunities Fund Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of the duly authorized officers of Saba Capital Income & Opportunities Fund.

Dated: October 6, 2025

/s/ Paul Kazarian	/s/ Troy Statczar
Chief Executive Officer	Principal Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by express mail, courier or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve, Suite #101 Mendota Heights, MN 55120 Attn: Onbase - Reorganization Department	If delivering by mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve, Suite # 101 Mendota Heights, MN 55120

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Common Shares pursuant to your Primary Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Common Shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Common Shares than you are entitled under either the Primary Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Common Shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for _________ ÷ 3 = ________ shares x $7.21=	$___________

(rights exercised) (no. of new shares) (estimated subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

The Over-Subscription Privilege may only be exercised if the Primary Subscription Privilege is exercised to the fullest extent possible and may only be Record Date Shareholders. Over-subscriptions may not be accepted by the Fund and are subject to pro rata reductions.

I apply for ______________ shares x $7.21 =	$_______________

(no. of new shares) (estimated subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “Equiniti Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530-354616 Equiniti Trust Company, LLC Saba Capital Income & Opportunities Fund, with reference to the rights holder's name.

Please note $[•] is an estimated subscription price only. The subscription price will be determined as described in the Prospectus.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

________________________________________________________________

________________________________________________________________

Social Security # _______________________________________________

Signature(s): __________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-SALE OF RIGHTS (ONLY APPLICABLE TO DIRECT HOLDERS)

If you would like to sell all or any of your Rights either (a) contact your financial advisor or broker-dealer to initiate the sale or (b) complete this Form 3 if you hold Common Shares directly (not through a financial advisor or broker-dealer).

□	Sell any remaining unexercised Rights (submit to Subscription Agent by October 21, 2025)

□ Sell all of my Rights (submit to Subscription Agent by October 21, 2025)

FORM 4-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Shares underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.

________________________________________________________________

________________________________________________________________

________________________________________________________________

FORM 5-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 6-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 4.

Signature Guaranteed: _______________________________________________

(Name of Bank or Firm)

By:_______________________________________________________________

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SABA CAPITAL INCOME & OPPORTUNITIES FUND SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE INFORMATION AGENT, AT 877 – 972- 0090.